UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 24, 2017
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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)
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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 24, 2017, the Board of Directors of the Company (the Board) adopted amendments to Article II, Section 3 of the Company’s Bylaws (the “Bylaws”).

The Board changed the Director Age Limit to require a Director to submit his or her resignation to be effective at the Annual Meeting after attaining age 72. The current qualification of directors provision contained in the Company’s Bylaws is as follows:

Section 3. Qualifications of Directors. No person shall be elected or stand for reelection as a director after having attained seventy-two (72 years) of age. Any Director who has attained seventy-two (72) years of age shall resign from the Board of Directors effective as of the next Annual Meeting and the Board shall nominate a new Director to complete the remaining term of the resigning Director. However, in the event the Board has not identified a director to be elected to replace the director who has turned age seventy-two (72) years of age, the Board may ask the director to continue to serve until his or her replacement is appointed. Other restrictions and qualifications for Directors may be fixed from time to time in the Corporate Governance Guidelines of the Board of Directors or by resolution of the Board of Directors.

Previously, the qualification of directors provision in the Company’s Bylaws stated the following:

Section 3. Qualifications of Directors. No person shall be elected or stand for reelection as a director who will be seventy (70 years) of age or older on the thirty-first day of December of the year of the election, except in the event the Board of Directors has not yet identified a director to be elected to replace any director who will be seventy (70) years of age during the year in which he or she stands for reelection, a director may stand for reelection solely for the purpose of filling the slate of directors. However, upon the Board of Directors’ choosing a replacement director, the incumbent director shall tender his or her resignation to the Chairman. Other restrictions and qualifications for Directors may be fixed from time to time in the Corporate Governance Guidelines of the Board of Directors or by resolution of the Board of Directors.

The Amended and Restated Bylaws are attached as Exhibit 3 to this Form 8-K and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on April 25, 2017, at which four proposals were submitted. The proposals are described in detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 16, 2017. A quorum of shares was present for the Annual Meeting, and the final results for the votes regarding the proposals are set forth below.

1.
Shareholders elected one director to serve for a two-year term to expire at the Annual Meeting of Shareholders in 2019 and four directors to serve for a three-year term to expire at the Annual Meeting of Shareholders in 2020, and until their successors shall be duly elected and qualified. The name of each director elected, and the votes cast for each such individuals, are set forth below:

Nominee	For	Withheld	Broker Non-Votes
David R. Emery	43,380,043	1,427,930	4,698,007
Robert P. Otto	44,302,095	505,878	4,698,007
Rebecca B. Roberts	43,760,929	1,047,044	4,698,007
Teresa A. Taylor	44,006,541	801,432	4,698,007
John B. Vering	43,495,051	1,312,922	4,698,007

2.
Shareholders approved a proposal to ratify the appointment of Deloitte & Touche, LLP to serve as our independent registered public accounting firm for the year 2017. The votes regarding Proposal 2 were as follows:

For	Against	Abstain	Broker Non-Votes
48,510,899	887,628	107,453	-0-

3.
Shareholders approved, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement. The votes regarding Proposal 3 were as follows:

For	Against	Abstain	Broker Non-Votes
42,025,155	2,504,525	278,293	4,698,007

4.	Shareholders recommended, on an advisory and non-binding basis, that future advisory votes on executive compensation be held annually. The votes regarding Proposal 4 were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
36,467,732	307,592	7,829,702	202,947	4,698,007

In accordance with the voting results concerning this proposal, the Company’s Board of Directors determined that the Company will hold an annual advisory vote on named executive officer compensation until the next advisory vote on the frequency of the advisory vote on named executive officer compensation.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished or filed herewith:

3	Amended and Restated Bylaws of Black Hills Corporation dated April 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Brian G. Iverson
Brian G. Iverson
Senior Vice President
and General Counsel

Date: April 28, 2017

Exhibit Index

Exhibit No.    Description

3	Amended and Restated Bylaws of Black Hills Corporation dated April 24, 2017.